Exhibit 10.1

LIGHTPATH TECHNOLOGIES, INC.

UNIT SUBSCRIPTION AGREEMENT

COMMON STOCK

AND WARRANTS

UNIT SUBSCRIPTION AGREEMENT (the “Agreement”) dated as of February 20, 2004 among LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and the persons who execute this agreement as investors (the “Investors”).

Background: The Company desires to sell to the Investors, and the Investors desire to purchase, for an aggregate price of $1,952,500, an aggregate of 550,000 shares (the “Shares”) of Common Stock in Units with 5-year warrants, in substantially the form attached hereto as Exhibit 1, exercisable to purchase an aggregate of 110,000 shares of Common Stock at $4.30 per share (the “Warrants”). The proceeds are necessary for the development and continuance of the business of the Company and each of its Subsidiaries.

Certain Definitions:

“Common Stock” shall mean stock of the Company of any class (however designated) whether now or hereafter authorized, which generally has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage, including the Company’s Class A Common Stock, $.01 par value per share.

“Company” includes the Company and any corporation or other entity which shall succeed to or assume, directly or indirectly, the obligations of the Company hereunder. The term “corporation” shall include an association, joint stock company, business trust, limited liability company or other similar organization.

“Company Disclosure Letter” means the disclosure letter delivered to the Investors prior to the execution of this Agreement, which letter is incorporated in this Agreement.

“Material Adverse Change” shall mean a material adverse change in the business, financial condition, results of operation, prospects, properties or operations of the Company and its Subsidiaries taken as a whole.

“Own” means own beneficially, as that term is defined in the rules and regulations of the SEC.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” shall mean any corporation of which stock or other interest having ordinary power to elect a majority of the Board of Directors (or other governing body) of such entity (regardless of whether or not at the time stock or interests of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries.

“Underlying Shares” shall mean the shares of Common Stock issued or from time to time issuable upon exercise of the Warrants.

“Unit” shall mean (i) 10,000 Shares and (ii) Warrants to purchase 2,000 shares of Common Stock.

In consideration of the mutual covenants contained herein, the parties agree as follows:

1. Purchase and Sale of Stock.

1.1. Sale and Issuance of Securities. (a) The Company shall sell to the Investors and the Investors shall purchase from the Company, 55 units (the “Units”) at a price per Unit equal to $35,500.00, or a total of (x) 550,000 Shares (the “Purchased Shares”) and (y) Warrants to purchase an aggregate of 110,000 shares of Common Stock (the “Purchased Warrants” and collectively with the Purchased Shares, the “Securities”), for an aggregate purchase price of $1,952,500.00.

(b) The number of Purchased Shares and Purchased Warrants to be purchased by each Investor from the Company is set forth on Schedule 1.1(b) hereto, subject to acceptance, in whole or in part, by the Company.

1.2. Closing. The closing (the ”Closing”) of the purchase and sale of the Securities hereunder shall take place within three business days of the date of this Agreement or such other date within ten business days of this Agreement as agreed to by the Company and Investors who subscribe for at least 33 Units (the “Closing Date”). The Closing shall take place at the offices of Hahn & Hessen LLP, the Investors’ counsel, in New York, New York, or at such other location as is mutually acceptable to the Investors and the Company, subject to fulfillment of the conditions of closing set forth in the Agreement. At the Closing:

(a) each Investor purchasing Securities at the Closing shall deliver to the Company or its designees by wire transfer or such other method of payment as the Company shall approve, an amount equal to the purchase price of the Securities purchased by such Investor hereunder, as set forth opposite such Investor’s name on the signature pages hereof.

(b) the Company shall authorize its transfer agent (the “Transfer Agent”) to arrange delivery to each Investor of one or more stock certificates registered in the name of the Investor, or in such nominee name(s) as designated by the Investor in writing, representing the number of Shares equal to 10,000 multiplied by the number of Units purchased by the Investor.

(c) the Company shall issue and deliver to each Investor purchasing Securities at the Closing Warrants equal to 2,000 multiplied by the number of Units purchased.

(d) The Company shall wire the Legal Fee to Hahn & Hessen LLP in accordance with instructions provided by Hahn & Hessen LLP.

1.3. Conditions of Closing. The obligation of the Investors to complete the purchase of the Securities at the Closing is subject to fulfillment of the following conditions:

(a) the Company and the Investors shall execute and deliver an Investor Rights Agreement, dated the Closing Date, in the form attached as Exhibit 2 with respect to the Purchased Shares and the Underlying Shares (the “Investor Rights Agreement” and with the Agreement and the Warrants, the “Transaction Documents”);

(b) the Company shall deliver to the Investors an Opinion of Counsel, dated the Closing Date and reasonably satisfactory to counsel for the Investors, with respect to the matters set forth on Exhibit 4;

(c) the representation and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the Company shall have performed in all material respects all covenants and other obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Investors shall have received a certificate signed on behalf of the Company by the President and Secretary of the Company, in such capacities, to such effect (the “Closing Certificate”);

(d) the Company shall have executed and delivered all other documents reasonably requested by counsel for the Investors that are necessary to complete the contemplated transactions;

(e) All Securities delivered at the Closing shall have all necessary stock transfer tax stamps (purchased at the expense of the Company) affixed; and

(f) the Company shall pay the Legal Fee as set forth in Section 6.9 hereof.

(g) the Company shall deliver to Investors a certified copy of its Certificate of Incorporation and by-laws and a Certificate of Good Standing from the Secretary of State of the State of Delaware.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Investors as follows:

2.1. Corporate Organization; Authority; Due Authorization.

(a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own or lease its properties as and in the places where such business is now conducted and to carry on its business as now conducted and (iii) is duly qualified as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a material adverse effect on the operations, prospects, assets, liabilities, financial condition or business of the Company (a “Material Adverse Effect”). Set forth in the Company Disclosure Letter is a complete and correct list of all Subsidiaries. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

(b) The Company (i) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”). Each of this Agreement and the other Transaction Documents is a valid and binding obligation of the Company enforceable in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

2.2. Capitalization. As of February 20, 2004, the authorized capital stock of the Company consisted of (i) 40,000,000 shares of Common Stock, $.01 par value, all of which are designated as Class A Common Stock, and of which 2,817,284 shares are outstanding and (ii) 5,000,000 shares of Preferred Stock, $.01 par value, of which 100,000 shares are designated as Series D Participating Preferred Stock, and of which no shares are outstanding. All outstanding shares were issued in compliance with all applicable Federal and state securities laws, and the issuance of such shares was duly authorized. Except as contemplated by this Agreement or as set forth in the Company Disclosure Letter, there are

(i) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (ii) no preemptive rights contained in the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), By-Laws of the Company or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company (other than as set forth in the Investor Rights Agreement), including without limitation the Securities and the Underlying Shares, and (iii) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights. Except as set forth in the Company Disclosure Letter, none of the shares of Common Stock are subject to any stockholders’ agreement, voting trust agreement or similar arrangement or understanding. Except as set forth in the Company Disclosure Letter, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. With respect to each Subsidiary, (i) all the issued and outstanding shares of the Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) except as disclosed in the Company Disclosure Letter, there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary’s capital stock or any such options, rights, convertible securities or obligations. Except as disclosed in the Company Disclosure Letter, the Company owns 100% of the outstanding equity of each Subsidiary.

2.3. Validity of Securities. The issuance of the Securities has been duly authorized by all necessary corporate action on the part of the Company and, when issued to, delivered to, and paid for by the Investors in accordance with this Agreement, the Purchased Shares will be validly issued, fully paid and non-assessable.

2.4. Underlying Shares. The issuance of the Underlying Shares upon exercise of the Purchased Warrants has been duly authorized, and the Underlying Shares have been, and at all times prior to such exercise will have been, duly reserved for issuance upon such exercise and, when so issued, will be validly issued, fully paid and non-assessable.

2.5. Private Offering. Neither the Company nor anyone acting on its behalf has within the last 12 months issued, sold or offered any security of the Company (including, without limitation, any Common Stock or warrants of similar tenor to the Purchased Warrants) to any Person under circumstances that would cause the issuance and sale of the Securities, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company agrees that neither the Company nor anyone acting on its behalf will offer the Securities or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Securities subject to the registration requirements of Section 5 of the Securities Act.

2.6. Brokers and Finders. The Company has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

2.7. No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company do not, and the consummation by the Company of the Contemplated Transactions will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or such Subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or of any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or of any of its Subsidiaries or any property or asset of the Company or of any of its Subsidiaries is bound or affected; except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of any of the Contemplated Transactions in any material respect or otherwise prevent the Company from performing its obligations under this Agreement or any of the other Transaction Documents in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The execution and delivery of this Agreement and the other Transaction Documents by the Company do not, and the performance of this Agreement and the other Transaction Documents and the consummation by the Company of the Contemplated Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body (as hereinafter defined) except for the filing of a Form D with the Securities and Exchange Commission and applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any state securities or “blue sky” laws (“Blue Sky Laws”), and any approval required by applicable rules of the markets in which the Company’s securities are traded. For purposes of this Agreement, “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal). Without limitation on the foregoing, the consummation of the Contemplated Transactions does not require the approval of The Nasdaq Stock Market (or any related regulatory body) or the stockholders of the Company.

2.8. Compliance. Except as set forth in the Company Disclosure Letter, neither the Company nor any Subsidiary is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or such subsidiary or by which any property or asset of the Company or such subsidiary is bound or affected (“Legal Requirement”), or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or such subsidiary is a party or by which the Company or such subsidiary or any property or asset of the Company or such subsidiary is bound or affected (the “Material Agreements”), in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

2.9. SEC Documents; Financial Statements.

(a) The information contained in the following documents, did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the “SEC Documents”), provided that the representation in this sentence shall not apply to any misstatement or omission in any SEC Document filed prior to the date of this Agreement which was superseded by a subsequent SEC Document filed prior to the date of this Agreement:

(i) the Company’s Annual Report on Form 10-K for the year ended June 30, 2003;

(ii) the Company’s definitive Proxy Statement with respect to its 2003 Special Meeting of Stockholders, filed with the Commission on October 10, 2003;

(iii) the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2003 and December 31, 2003; and

(iv) the Company’s Current Reports on Form 8-K, filed with the Commission on October 2, 2003, November 17, 2003, January 7, 2004, January 9, 2004, January 22, 2004 and February 18, 2004.

(b) In addition, as of the date of this Agreement, the Company Disclosure Letter, when read together with the information, qualifications and exceptions contained in this Agreement, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(c) To its knowledge, the Company has filed all forms, reports and documents required to be filed by it with the SEC since June 30, 2001, including without limitation the SEC Documents, except where the failure to so file could not reasonably be expected to result in a Material Adverse Effect. As of their respective dates, the SEC Documents filed prior to the date hereof complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder.

(d) The Company’s Annual Report on Form 10-K for the year ended June 30, 2003, includes consolidated balance sheets as of June 30, 2002 and 2003 and consolidated statements of income for the one year periods then ended (collectively, the “Form 10-K Financial Statements”).

(e) The Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, includes consolidated balance sheets as of June 30, 2003 and December 31, 2003 and consolidated statements of income for the quarters ended December 31, 2002 and 2003 (the “December 31 Form 10-Q Financial Statements”, and together with the “Form 10-K Financial Statements,” the “Financial Statements”).

(f) The Financial Statements (including the related notes and schedules thereto and all other financial information included in the SEC Documents) fairly present in all material respects the consolidated financial position, the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments that would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

2.10. Litigation. Except as set forth in the SEC Documents or the Company Disclosure Letter, there are no claims, actions, suits, investigations, inquiries or proceedings (each, an “Action”) pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.11. Absence of Certain Changes. Except as specifically contemplated by this Agreement or set forth in the Company Disclosure Letter, the SEC Documents, or the Financial Statements, since December 31, 2003, there has not been (i) any Material Adverse

Change; (ii) any return of any capital or other distribution of assets to stockholders of Company (except to Company); (iii) any acquisition (by merger, consolidation, acquisition of stock and/or assets or otherwise) of any Person; or (iv) any transactions, other than in the ordinary course of business, consistent with past practices and reasonable business operations (“Ordinary Course of Business”), with any of its officers, directors, principal stockholders or employees or any Person affiliated with any of such persons.

2.12. Proprietary Assets.

(a) For purposes of this Agreement, “Proprietary Assets” shall mean all right, title and interest of the Company and the Subsidiaries in and to the following items or types of property: (i) every patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (ii) all licenses and other rights to use or exploit any of the foregoing.

(b) The Company Disclosure Letter sets forth, with respect to each Proprietary Asset of the Company and the Subsidiaries registered with any Governmental Body in the U.S., or for which an application has been filed with any Governmental Body in the U.S., (i) a brief description of such Proprietary Asset and (ii) the names of the jurisdictions covered by the applicable registration or application. The Company Disclosure Letter identifies and provides a brief description of all other material Proprietary Assets owned by the Company and its Subsidiaries, and identifies and provides a brief description of each material Proprietary Asset, or source code version of any software licensed to the Company or any Subsidiary by any Person (except for any Proprietary Asset that is licensed to the Company or any Subsidiary under any third party software license generally available to the public at a cost of less than $10,000), and identifies such license agreement under which such Proprietary Asset is being licensed to the Company or any Subsidiary. Except as set forth in the Company Disclosure Letter, the Company or its Subsidiaries have good, valid and marketable title to each of the Proprietary Assets identified in the Company Disclosure Letter as owned by it, free and clear of all liens and other encumbrances); has a valid right to use all Proprietary Assets of third parties identified in the Company Disclosure Letter; and is not obligated to make any payment to any Person for the use of any Proprietary Asset except as set forth in the applicable license agreement. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has developed jointly with any other Person any material Proprietary Asset with respect to which such other Person has any rights.

(c) Each of the Company and its Subsidiaries has taken commercially reasonable and customary measures and precautions to protect and maintain the confidentiality and secrecy of all Proprietary Assets of the Company and its Subsidiaries (except Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Proprietary Assets of the Company and its Subsidiaries. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has (other than pursuant to license agreements identified in the Company Disclosure Letter) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Proprietary Asset, (ii) the object code, or any portion or aspect of the object code, of any Proprietary Asset of the Company and its Subsidiaries, except in the ordinary course of its business or (iii) any patent applications (except as required by law).

(d) To the knowledge of the Company, (i) none of the Proprietary Assets of the Company and its Subsidiaries infringes or conflicts with any Proprietary Asset owned or used by any other Person; (ii) neither the Company nor any Subsidiary is infringing, misappropriating or making any unlawful use of any Proprietary Asset owned or used by any other Person; and (iii) no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset of the Company or any of its Subsidiaries.

(e) Except as set forth in the Company Disclosure Letter, excluding warranty claims received by Company or any of its Subsidiaries in the ordinary course of business, there has not been any claim by any customer or other Person alleging that any Proprietary Asset of the Company or any of its Subsidiaries (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company.

(f) To the knowledge of the Company, the Proprietary Assets of the Company and its Subsidiaries constitute all the Proprietary Assets necessary to enable the Company and its Subsidiaries to conduct their respective businesses in the manner in which such businesses have been and are being conducted. Except as set forth in the Company Disclosure Letter (i) neither the Company nor any Subsidiary has licensed any of its Proprietary Assets to any Person on an exclusive, semi-exclusive or royalty-free basis, and (ii) neither the Company nor any Subsidiary has entered into any covenant not to compete or contract limiting such entity’s ability to exploit fully any of such entity’s material Proprietary Assets or to transact business in any material market or geographical area or with any Person.

(g) Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has at any time received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person.

2.13. No Adverse Actions. Except as set forth in the Company Disclosure Letter, there is no existing, pending or, to the knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of the Company or any of its Subsidiaries, with any supplier, customer or other Person except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.14. Registration Rights. Except as set forth in the Investor Rights Agreement, the SEC Documents, or in the Company Disclosure Letter, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under any state securities or blue sky laws.

2.15. Corporate Documents. The Company’s Certificate of Incorporation and Bylaws, each as amended to date, which have been requested and previously provided to the Investors are true, correct and complete and contain all amendments thereto.

2.16. Disclosure. No representation or warranty of the Company herein, no exhibit or schedule hereto, and no information contained or referenced in the SEC Documents, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. On or before 9:00 a.m., New York City Time, on the third business day after the Closing, the Company shall file a Current Report on Form 8-K describing the material terms of the transactions contemplated by this Agreement, and disclosing such portions of the Transaction Documents as contain material nonpublic information with respect to the Company that has not previously been publicly disclosed by the Company, and attaching as an exhibit to such Form 8-K a form of this Agreement. Except for information that may be provided to the Investors pursuant to this Agreement, the Company shall not, and shall use commercially reasonable efforts to cause each of its officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company from and after the filing of such Form 8-K without the express written consent of such Investor.

2.17. Use of Proceeds. The net proceeds received by the Company from the sale of the Securities shall be used by the Company for working capital and general corporate purposes, including without limitation to support the operations of each of the Subsidiaries.

3. Representations and Warranties of the Investors. Each Investor represents and warrants to the Company as follows:

3.1. Authorization. Such Investor (i) has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) if applicable has been authorized by all necessary corporate or equivalent action to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the Contemplated Transactions. Each of this Agreement and the other Transaction Documents is a valid and binding obligation of such Investor enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

3.2. Brokers and Finders. Such Investor has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

4. Securities Laws.

4.1. Securities Laws Representations and Covenants of Investors.

(a) This Agreement is made with each Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Securities to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that such Investors would constitute an “underwriter” under the Securities Act; provided that this representation and warranty shall not limit the Investor’s right to sell the Underlying Shares pursuant to the Investor Rights Agreement or in compliance with an exemption from registration under the Securities Act or the Investor’s right to indemnification under this Agreement or the Investor Rights Agreement.

(b) Each Investor understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under any Blue Sky Laws on the grounds that the offering and sale of the Securities are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws.

(c) Each Investor covenants that, unless the Purchased Shares, the Purchased Warrants, the Underlying Shares or any other shares of capital stock of the Company received in respect of the foregoing have been registered pursuant to the Investor Rights Agreement being entered into among the Company and the Investors, such Investor will not dispose of such securities unless and until such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken; provided, however, that an Investor may dispose of such securities without providing the opinion referred to above if the Company has been provided with adequate assurance that such disposition has been made in compliance with Rule 144 under the Securities Act (or any similar rule).

(d) Each Investor represents that (i) such Investor is able to fend for itself in the Contemplated Transactions; (ii) such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor’s prospective investment in the Securities; (iii) such Investor has the ability to bear the economic risks of such Investor’s prospective investment and can afford the complete loss of such investment; (iv) such Investor has been furnished with and has had access to such information as is in the Company Disclosure Letter together with the opportunity to obtain such additional information as it requested to verify the accuracy of the information supplied; and (v) such Investor has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by such Investor satisfactorily answered by the Company.

(e) Each Investor further represents by execution of this Agreement that such Investor qualifies as an “accredited investor” as such term is defined under Rule 501 promulgated under the Securities Act. Any Investor that is a corporation, a partnership, a limited liability company, a trust or other business entity further represents by execution of this Agreement that it has not been organized for the purpose of purchasing the Securities.

(f) By acceptance hereof, each Investor agrees that the Purchased Shares, the Purchased Warrants, the Underlying Shares and any shares of capital stock of the Company received in respect of the foregoing held by it may not be sold by such Investor without registration under the Securities Act or an exemption therefrom, and therefore such Investor may be required to hold such securities for an indeterminate period.

4.2. Legends. All certificates for the Purchased Shares, Purchased Warrants and the Underlying Shares, and each certificate representing any shares of capital stock of the Company received in respect of the foregoing, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear a legend in substantially the following form, as well as any legends required by applicable Blue Sky Laws:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.”

5. Additional Covenants of the Company.

5.1. Reports, Information, Shares.

(a) The Company shall cooperate with each Investor in supplying such information as may be reasonably requested by such Investor to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption, presently existing or hereafter adopted, from the Securities Act for the sale of any of the Purchased Shares, the Purchased Warrants, the Underlying Shares and shares of capital stock of the Company received in respect of the foregoing.

(b) For so long as an Investor (or the successor or assign of such Investor) holds either Securities or Underlying Shares, the Company shall deliver to such Investor (or the successor or assign of such Investor), contemporaneously with delivery to other holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock.

(c) The Company shall keep reserved for issuance a sufficient number of authorized but unissued shares of Common Stock (or other securities into which the Purchased Warrants are then exercisable) so that the Purchased Warrants may be converted or exercised to purchase Common Stock (or such other securities) at any time.

5.2. Expenses; Indemnification.

(a) The Company agrees to pay on the Closing Date and save the Investors harmless against liability for the payment of any stamp or similar taxes (including interest and penalties, if any) that may be determined to be payable in respect of the execution and delivery of this Agreement, the issue and sale of any Securities and the Underlying Shares, the expense of preparing and issuing the Securities and the Underlying Shares, the cost of delivering the Securities and the Underlying Shares of each Investor to such Investor’s address, insured in accordance with customary practice, and the costs and expenses incurred in the preparation of all certificates and letters on behalf of the Company and of the Company’s performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with. Each Investor shall be responsible for its out-of-pocket expenses arising in connection with the Contemplated Transactions, except that, at the Closing, the Company shall pay the Legal Fee as set forth in Section 6.9.

(b) The Company hereby agrees and acknowledges that the Investors have been induced to enter into this Agreement and to purchase the Securities hereunder, in part, based upon the representations, warranties and covenants of the

Company contained herein. The Company hereby agrees to pay, indemnify and hold harmless the Investors and any director, officer, partner, member, employee or other affiliate of any Investor against all claims, losses and damages resulting from any and all legal or administrative proceedings, including without limitation, reasonable attorneys’ fees and expenses incurred in connection therewith (collectively, “Loss”), resulting from a breach by the Company of any representation or warranty of the Company contained herein or the failure of the Company to perform any covenant made herein; provided that the Company’s liability under this Section 5.2(b) shall be limited to the aggregate purchase price of the Securities.

(c) The Investors hereby agree and acknowledge that the Company has been induced to enter into this Agreement and to sell the Securities hereunder, in part, based upon the representations, warranties and covenants of the Investors contained herein. The Investors hereby agree, jointly and severally, to pay, indemnify and hold harmless the Company and any director, officer, partner, member, employee or other affiliate of the Company against any Loss resulting from a breach by an Investor of any representation or warranty of the Investors contained herein or the failure of an Investor to perform any covenant made herein; provided that the Investors’ liability under this Section 5.2(c) shall be limited to the aggregate purchase price of the Securities.

(d) Promptly after receipt by an indemnified party under this Section 5.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.2, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties with the consent of the indemnified party which consent will not be unreasonably withheld, conditioned or delayed. In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party’s reasonable legal fees and expenses for the period prior to the date of its participation in such defense, and provided further, however, that the indemnified party (together with all indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if the representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceeding. Notwithstanding the foregoing, the indemnifying party shall not be obligated to pay the fees of more than one separate counsel. The failure to notify an indemnifying party of the commencement of any such action will not relieve such indemnifying party of any liability to the indemnified party under this Section 5.2 (except to the extent that such failure materially and adversely affects the indemnifying party’s ability to defend such action), nor shall the omission so to notify an indemnifying party relieve such indemnifying party of any liability which it may have to any indemnified party otherwise other than under this Section 5.2. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and otherwise in form and substance reasonably satisfactory to the indemnified party.

(d) The Company shall maintain the effectiveness of the Registration Statement (as defined in the Investor Rights Agreement) under the Securities Act for as long as is required under the Investor Rights Agreement.

6. Miscellaneous.

6.1. Entire Agreement; Successors and Assigns. This Agreement and the other Transaction Documents constitute the entire contract between the parties relative to the subject matter hereof and thereof, and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. This Agreement and the other Transaction Documents supersede any previous agreement among the parties with respect to the Securities. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.2. Survival of Representations and Warranties. Notwithstanding any right of the Investors fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by any Investor pursuant to such right of investigation, each Investor has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any documents delivered pursuant to this Agreement. All such representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect until registration statements covering all Registrable Securities as defined in the Investor Rights Agreement have become effective. The covenants of the Company set forth in Section 5 shall remain in effect as set forth therein.

6.3. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified in Section 6.6 (or as otherwise noticed to the other party). Each party further waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each party also waives any right to trial by jury.

6.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5. Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

6.6. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, delivery by fax (with answer back confirmed), addressed to a party at its address or sent to the fax number or e-mail address shown below or at such other address or fax number as such party may designate by three days advance notice to the other party.

Any notice to the Investors shall be sent to the addresses set forth on the signature pages hereof, with a copy to:

Hahn & Hessen LLP

488 Madison Avenue

New York, New York 10022

Attention: James Kardon

Fax Number: (212) 478-7400

Any notice to the Company shall be sent to:

LightPath Technologies, Inc.

2603 Challenger Tech Ct., Suite 100

Orlando, Florida 32826

Attention: Chief Executive Officer

Fax Number: (407) 823-9176

with a copy to:

Baker & Hostetler LLP

SunTrust Center, Suite 2300

200 South Orange Avenue

Orlando, Florida 32801-3432

Attention: Jeff Decker

Fax Number: (407) 841-0168

6.7. Rights of Transferees. Any and all rights and obligations of each of the Investors herein incident to the ownership of Securities or the Underlying Shares shall pass successively to all subsequent transferees of such securities until extinguished pursuant to the terms hereof.

6.8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

6.9. Expenses. Irrespective of whether any Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Each Investor shall be responsible for all costs incurred by such Investor in connection with the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and otherwise related to this Offering including, but not limited to, legal fees and expenses, except that the Company shall pay at the Closing $25,000 for the legal fees and expenses of Hahn & Hessen LLP (the “Legal Fee”), as counsel to the Investors.

6.10. Amendments and Waivers. Unless a particular provision or section of this Agreement requires otherwise explicitly in a particular instance, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of 50% of the Purchased Shares (not including for this purpose any Purchased Shares which have been sold to the public pursuant to a registration statement under the Securities Act or an exemption therefrom). Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon each holder of any Securities at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

SIGNATURE PAGE

TO

LIGHTPATH TECHNOLOGIES, INC.

SUBSCRIPTION AGREEMENT

Dated February 20, 2004

IF the PURCHASER is an INDIVIDUAL, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 20th day of February, 2004.

Amount of Subscription: $1,354,325.00	ORIN HIRSCHMAN Print Name

Number of Units to be Purchased: 38.15, including 381,500 Purchased Shares and related Purchased Warrants, subject to reduction pursuant to the proviso in Section 1.1(b) hereof	/s/ Orin Hirschman Signature of Investor

XXX XX XXXX Social Security Number

XXXXXXXXXXXXXXXXXXX Address and Fax Number

XXXXXXXXXXXXXXXXXXX E-mail Address

ACCEPTED AND AGREED:

LIGHTPATH TECHNOLOGIES, INC.

By: /s/ Kenneth Brizel

Dated: 2/20/04

SIGNATURE PAGE

TO

LIGHTPATH TECHNOLOGIES, INC.

SUBSCRIPTION AGREEMENT

Dated February 20, 2004

IF the PURCHASER is an INDIVIDUAL, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 20th day of February, 2004.

Amount of Subscription: $50,055	Paul Packer Print Name

Number of Units to be Purchased: 1.41, including 14,100 Purchased Shares and related Purchased Warrants, subject to reduction pursuant to the proviso in Section 1.1(b) hereof	/s/ Paul Packer Signature of Investor

XXX XX XXXX Social Security Number

XXXXXXXXXXXXXXXXXXX Address and Fax Number

XXXXXXXXXXXXXXXXXXX E-mail Address

ACCEPTED AND AGREED:

LIGHTPATH TECHNOLOGIES, INC.

By: /s/ Kenneth Brizel

Dated: 2/20/04

SIGNATURE PAGE

TO

LIGHTPATH TECHNOLOGIES, INC.

SUBSCRIPTION AGREEMENT

Dated February 20, 2004

IF the PURCHASER is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST or OTHER ENTITY, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 20th day of February, 2004.

Amount $100,110

Number of Units to be Purchased:

2.82, including

28,200 Purchased Shares and related Purchased Warrants

GLOBIS CAPITAL PARTNERS L.P. Print Full Legal Name of Partnership, Company, Limited Liability Company, Trust or Other Entity

By: /s/ Paul Packer (Authorized Signatory)
Name: Paul Packer
Title: Managing Member
Address and Fax Number: XXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXX

Taxpayer Identification Number: XX XXX XXXX

Date and State of Incorporation or Organization: _________________________

Date on which Taxable Year Ends: Dec. 31

E-mail Address: ______________________________

ACCEPTED AND AGREED:

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ Kenneth Brizel
Name: Kenneth Brizel
Title: President & CEO
Dated: 2/20/04

SIGNATURE PAGE

TO

LIGHTPATH TECHNOLOGIES, INC.

SUBSCRIPTION AGREEMENT

Dated February 20, 2004

IF the PURCHASER is an INDIVIDUAL, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 20th day of February, 2004.

Amount of Subscription: $50,055	Richard Grossman Print Name

Number of Units to be Purchased: 1.41, including 14,100 Purchased Shares and related Purchased Warrants, subject to reduction pursuant to the proviso in Section 1.1(b) hereof	/s/ Richard Grossman Signature of Investor

XXX XX XXXX Social Security Number

XXXXXXXXXXXXXXXXXXX Address and Fax Number

XXXXXXXXXXXXXXXXXXX E-mail Address

ACCEPTED AND AGREED:

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ Kenneth Brizel

Dated: 2/20/04

SIGNATURE PAGE

TO

LIGHTPATH TECHNOLOGIES, INC.

SUBSCRIPTION AGREEMENT

Dated February 20, 2004

IF the PURCHASER is an INDIVIDUAL, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 20th day of February, 2004.

Amount of Subscription: $30,175.00	JOSHUA A. HIRSCH Print Name

Number of Units to be Purchased: 0.85, including 8,500 Purchased Shares and related Purchased Warrants, subject to reduction pursuant to the proviso in Section 1.1(b) hereof	/s/ Joshua A. Hirsch Signature of Investor

XXX XX XXXX Social Security Number

XXXXXXXXXXXXXXXXXXXXX Address and Fax Number

XXXXXXXXXXXXXXXXXXXXX E-mail Address

ACCEPTED AND AGREED:

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ Kenneth Brizel

Dated: 2/20/04

SIGNATURE PAGE

TO

LIGHTPATH TECHNOLOGIES, INC.

SUBSCRIPTION AGREEMENT

Dated February 20, 2004

IF the PURCHASER is an INDIVIDUAL, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 20th day of February, 2004.

Amount of Subscription: $15,625.00	James Kardon Print Name

Number of Units to be Purchased: 0.43, including 4,300 Purchased Shares and related Purchased Warrants, subject to reduction pursuant to the proviso in Section 1.1(b) hereof	/s/ James Kardon Signature of Investor

XXX XX XXXX Social Security Number

XXXXXXXXXXXXXXXXXXXX Address and Fax Number

XXXXXXXXXXXXXXXXXXXX E-mail Address

ACCEPTED AND AGREED:

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ Kenneth Brizel

Dated: 2/20/04

SIGNATURE PAGE

TO

LIGHTPATH TECHNOLOGIES, INC.

SUBSCRIPTION AGREEMENT

Dated February 20, 2004

IF the PURCHASER is an INDIVIDUAL, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 20th day of February, 2004.

Amount of Subscription: $297,490.00	HERSHEL P. BERKOWITZ Print Name

Number of Units to be Purchased: 8.38, including 83,800 Purchased Shares and related Purchased Warrants, subject to reduction pursuant to the proviso in Section 1.1(b) hereof	/s/ Hershel P. Berkowitz Signature of Investor

XXX XX XXXX Social Security Number

XXXXXXXXXXXXXXXXXXXX Address and Fax Number

XXXXXXXXXXXXXXXXXXXX E-mail Address

ACCEPTED AND AGREED:

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ Kenneth Brizel

Dated: 2/20/04

SIGNATURE PAGE

TO

LIGHTPATH TECHNOLOGIES, INC.

SUBSCRIPTION AGREEMENT

Dated February 20, 2004

IF the PURCHASER is an INDIVIDUAL, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 20th day of February, 2004.

Amount of Subscription: $4,970.00	Anthony Altamura Print Name

Number of Units to be Purchased: .14, including 1,400 Purchased Shares and related Purchased Warrants, subject to reduction pursuant to the proviso in Section 1.1(b) hereof	/s/ Anthony Altamura Signature of Investor

XXX XX XXXX Social Security Number

XXXXXXXXXXXXXXXXXXXX Address and Fax Number

XXXXXXXXXXXXXXXXXXXX E-mail Address

ACCEPTED AND AGREED:

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ Kenneth Brizel

Dated: 2/20/04

SIGNATURE PAGE

TO

LIGHTPATH TECHNOLOGIES, INC.

SUBSCRIPTION AGREEMENT

Dated February     , 2004

IF the PURCHASER is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST or OTHER ENTITY, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 20th day of February, 2004.

$50,055

Number of Units to be Purchased:

1.41, including

14,100 Purchased Shares and related Purchased Warrants

HEWLETT FUND Print Full Legal Name of Partnership, Company, Limited Liability Company, Trust or Other Entity

By: /s/ Jay Spinner (Authorized Signatory)
Name: Jay Spinner
Title: Director
Address and Fax Number: XXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXX

Taxpayer Identification Number: XX XXX XXXX

Date and State of Incorporation or Organization: ___________________________

Date on which Taxable Year Ends: ______________________________________

E-mail Address: ________________________________

ACCEPTED AND AGREED:

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ Kenneth Brizel
Name: Kenneth Brizel
Title: President & CEO
Dated: 2/20/04

Schedule 1.1(b)

INVESTORS

Orin Z. Hirschman

Paul Packer

Globis Capital Partners L.P.

Richard Grossman

Joshua Hirsch

James Kardon

Hershel Berkowitz

Anthony Altamura

Hewlett Fund

EXHIBITS AND SCHEDULES TO THE UNIT SUBSCRIPTION AGREEMENT

Schedule 1.1(b)	Investors
Exhibit 1:	Form of Warrants
Exhibit 2:	Form of Investor Rights Agreement
Exhibit 3:	Legal Opinion
Exhibit 4:	Company Disclosure Letter

EXHIBIT 1— FORM OF WARRANTS

Void after February 23, 2009	Warrant No. 2004 – H

This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933. This Warrant and such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act. This Warrant and such shares may not be transferred except upon the conditions specified in this Warrant, and no transfer of this Warrant or such shares shall be valid or effective unless and until such conditions shall have been complied with.

LIGHTPATH TECHNOLOGIES, INC.

COMMON STOCK PURCHASE WARRANT

LightPath Technologies, Inc. (the “Company”), having its principal office at 2603 Challenger Tech Ct., Suite 100, Orlando, Florida 32826 hereby certifies that, for value received,                                 , or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after November 22, 2004 (the “Initial Exercisable Date”) and before 5:00 P.M., New York City time, on February 23, 2009, or as extended in accordance with the terms hereof (the “Expiration Date”),                                  (            ) fully paid and non-assessable shares of Common Stock of the Company, at the initial Purchase Price per share (as defined below) of $4.30. The number and character of such shares of Common Stock and the Purchase Price per share are subject to adjustment as provided herein.

Background. The Company agreed to issue warrants to purchase an aggregate of 110,000 shares of Common Stock (subject to adjustment as provided herein) in connection with the Company’s private placement of 55 units (“Units”) each Unit consisting of (i) 10,000 shares of Common Stock and (ii) 2,000 5-year warrants to purchase Common Stock at $4.30 per share (the “Warrants”), each Warrant entitling the Holder thereof to purchase one share of Common Stock.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

The term “Company” includes the Company and any corporation which shall succeed to or assume the obligations of the Company hereunder. The term “corporation” shall include an association, joint stock company, business trust, limited liability company or other similar organization.

The term “Common Stock” includes all stock of any class or classes (however designated) of the Company, authorized upon the Original Issue Date or thereafter, the Holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the Holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

The term “Convertible Securities” means (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities.

The term “Exchange Act” means the Securities Exchange Act of 1934 as the same shall be in effect at the time.

The term “Excluded Stock” shall mean shares of Common Stock issued or issuable by the Corporation (i) to employees, directors or consultants pursuant to any equity compensation plan approved by the Company’s stockholders, including all existing equity plans for the benefit of employees, (ii) to bona fide leasing companies, strategic partners, or major lenders, (iii) as the purchase price in a bona fide acquisition or merger (including reasonable fees paid in connection therewith) or (iv) upon issuance upon conversion or exercise of the Warrants or other Convertible Securities outstanding on the date hereof.

The term “Fair Market Value” shall mean the fair market value of assets or securities as reasonably determined by the Board of Directors of the Corporation in good faith in accordance with generally accepted accounting principles.

The term “Holder” means any record owner of Warrants or Underlying Securities.

The term “Nasdaq” means the Nasdaq SmallCap Market or Nasdaq Stock Market.

The “Original Issue Date” means February 23, 2004.

The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.

The term “Purchase Price per share” means $4.30 per share, as adjusted from time to time in accordance with the terms hereof.

The terms “registered” and “registration” refer to a registration effected by filing a registration statement in compliance with the Securities Act, to permit the disposition of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants, and any post-effective amendments and supplements filed or required to be filed to permit any such disposition.

The term “Securities Act” means the Securities Act of 1933 as the same shall be in effect at the time.

The term “Underlying Securities” means any Common Stock or Other Securities issued or issuable upon exercise of Warrants.

The term “Warrant” means, as applicable, this Warrant or each right as set forth in this Warrant to purchase one share of Common Stock, as adjusted.

1. Registration, etc. The Holder shall have the rights to registration of Underlying Securities issuable upon exercise of the Warrants that are set forth in the Investor Rights Agreement, dated the Original Issue Date, between the Company and the Holder (the “Investor Rights Agreement”).

2. Sale or Exercise Without Registration. If, at the time of any exercise, transfer or surrender for exchange of a Warrant or of Underlying Securities previously issued upon the exercise of Warrants, such Warrant or Underlying Securities shall not be registered under the Securities Act, the Company may require, as a condition of allowing such exercise, transfer or exchange, that the Holder or transferee of such Warrant or Underlying Securities, as the case may be, furnish to the Company from counsel reasonably satisfactory to the Company an opinion in form and substance reasonably satisfactory to the Company, to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act, provided that the disposition thereof shall at all times be within the control of such Holder or transferee, as the case may be, and provided further that nothing contained in this Section 2 shall relieve the Company from complying with any request for registration pursuant to the Investor Rights Agreement.

3. Exercise of Warrant.

3.1. Exercise in Full. Subject to the provisions hereof, this Warrant may be exercised in full by the Holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its principal office accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant by the Purchase Price per share, after giving effect to all adjustments through the date of exercise.

3.2. Partial Exercise. Subject to the provisions hereof, this Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section 3.1 except that the amount payable by the Holder upon any partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated by the Holder in the subscription at the end hereof by (b) the Purchase Price per share. Upon any such partial exercise, the

Company at its expense will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder in the subscription at the end hereof.

3.3. Exercise by Surrender of Warrant or Shares of Common Stock. Except during any period when (i) a Registration Statement under the Investor Rights Agreement (as defined therein) is effective covering all Underlying Securities or (ii) during any Suspension (as defined in the Investor Rights Agreement), in addition to the method of payment set forth in Sections 3.1 and 3.2 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering shares of Common Stock, this Warrant or other securities issued by the Company in the manner and at the place specified in Section 3.1 as payment of the aggregate Purchase Price per share for the Warrants to be exercised. The number of Warrants or shares of Common Stock to be surrendered in payment of the aggregate Purchase Price for the Warrants to be exercised shall be determined by multiplying the number of Warrants to be exercised by the Purchase Price per share, and then dividing the product thereof by an amount equal to the Market Price (as defined below) . The number of shares of Common Stock or such other securities to be surrendered in payment of the aggregate Purchase Price for the Warrants to be exercised shall be determined in accordance with the preceding sentence as if the other securities had been converted into Common Stock immediately prior to exercise or, in the case the Company has issued other securities which are not convertible into Common Stock, at the Market Price thereof.

3.3. Definition of Market Price. As used herein, the phrase “Market Price” at any date shall be deemed to be (i) if the principal trading market for such securities is an exchange, the average of the high reported sale prices per share for the last ten (10) previous trading days in which a sale was reported, as officially reported on any consolidated tape, (ii) if the principal market for such securities is the over-the-counter market, the average of the high reported sale prices per share on such trading days as set forth by Nasdaq or, (iii) if the security is not quoted on Nasdaq, the average of the high sale prices per share on such trading days as set forth in the National Quotation Bureau sheet listing such securities for such days. Notwithstanding the foregoing, if there is no reported high sale price, as the case may be, reported on any of the ten trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be the average of the high bid and asked prices for such days; and if there is no reported high bid and asked prices, as the case may be, reported on any of the ten trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

3.5. Company to Reaffirm Obligations. The Company will, at the time of any exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights (including, without limitation, any right to registration of the Underlying Securities) to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such Holder any such rights.

3.6. Certain Exercises. If an exercise of a Warrant or Warrants is to be made in connection with a registered public offering or sale of the Company, such exercise may, at the election of the Holder, be conditioned on the consummation of the public offering or sale of the Company, in which case such exercise shall not be deemed effective until the consummation of such transaction.

3.7 Representations of Holder. Holder will, at the time of any exercise of this Warrant and as a condition to such exercise, affirm in writing to the Company that Holder is acquiring the Underlying Shares issuable upon the exercise of this Warrant for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that Holder would constitute an “underwriter” under the Securities Act, other than pursuant to an effective registration statement under the Securities Act. Holder acknowledges that the Underlying Securities may not be sold by Holder without registration under the Securities Act or an exemption therefrom.

4. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three business days thereafter, the Company at its own expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock or Other Securities to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Market Price of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 5 or otherwise.

5. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time after the Original Issue Date the holders of Common Stock (or, if applicable, Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor

(i) other or additional stock or other securities or property (other than cash) by way of dividend, or

(ii) any cash paid or payable (including, without limitation, by way of dividend), or

(iii) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, then, and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 3, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (ii) and (iii) of this Section 5(a)) which such Holder would hold on the date of such exercise if on the Original Issue Date such Holder had been the Holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the Original Issue Date to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (ii) and (iii) of this Section 5(a)) receivable by such Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 6 and 7 hereof. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse stock split of the outstanding shares of Common Stock, the Purchase Price per share shall be increased, and the number of shares of Common Stock purchasable under this Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

6. Reorganization, Consolidation, Merger, etc. In case the Company after the Original Issue Date shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Holder of this Warrant, upon the exercise hereof as provided in Section 3 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall be entitled to receive (and the Company shall be entitled to deliver), in lieu of the Underlying Securities issuable upon such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 5 and 7 hereof. The Company shall not effect any such reorganization, consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to each Holder the shares of stock, cash, other securities or assets to which, in accordance with the foregoing provisions, each Holder may be entitled to and all other obligations of the Company under this Warrant. In any such case, if necessary, the provisions set forth in this Section 6 with respect to the rights thereafter of the Holders shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any Other Securities or assets thereafter deliverable on the exercise of the Warrants.

7. Intentionally omitted.

8. Further Assurances. The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding.

9. Accountants’ Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of the Warrants, the Company at its expense will promptly cause the Company’s regularly retained auditor to compute such adjustment or readjustment in accordance with the terms of the Warrants and review a letter from the Company to the Holders setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, and the number of shares of Common Stock outstanding or deemed to be outstanding, in accordance with procedures agreed upon by the Company and the Holders as provided for under AICPA Professional Standards Section AT-20. The Company will forthwith mail a copy of each such letter to each Holder.

10. Notices of Record Date, etc. In the event of

(a) any taking by the Company of a record of its stockholders for the purpose of determining the stockholders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

(b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(c) any proposed issue or grant by the Company of any Common Stock, Convertible Securities or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of the Warrants), then and in each such event the Company will mail or cause to be mailed to each Holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the Holders of record of Underlying Securities shall be entitled to exchange their shares of Underlying Securities for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date therein specified.

11. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrants.

12. Listing on Securities Exchanges; Registration; Issuance of Certain Securities.

12.1. In furtherance and not in limitation of any other provision of this Warrant, if the Company at any time shall list any Common Stock on any national securities exchange or Nasdaq, the Company will, at its expense, simultaneously list on such exchange or Nasdaq, upon official notice of issuance upon the exercise of the Warrants, and maintain such listing of all shares of Common Stock from time to time issuable upon the exercise of the Warrants; and the Company will so list on any national securities exchange or Nasdaq, will so register and will maintain such listing of, any Other Securities if and at the time that any securities of like class or similar type shall be listed on such national securities exchange or Nasdaq by the Company.

12.2. The Company shall not issue any (a) Convertible Securities or similar securities that contain a provision that provides for any change or determination of the applicable conversion price, conversion rate, or exercise price (or a similar provision which might have a similar effect) based on the Market Price or any other determination of the market price or value of the Company’s securities or any other market based or contingent standard; provided that the Company shall not be barred from agreeing to customary weighted average anti-dilution provisions, or (b) any preferred stock, debt instruments or similar securities or investment instruments providing for (i) preferences or other payments substantially in excess of the original investment by purchasers thereof or (ii) dividends, interest or similar payments other than dividends, interest or similar payments computed on an annual basis and not in excess, directly or indirectly, of the lesser of a rate equal to (A) twice the interest rate on 10 year US Treasury Notes and (B) 20%.

13. Exchange of Warrants. Subject to the provisions of Section 2 hereof, upon surrender for exchange of any Warrant, properly endorsed, to the Company, as soon as practicable (and in any event within three business days) the Company at its own expense will issue and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

14. Redemption.

14.1. Commencing on the Initial Exercise Date, the Company may, on ten (10) business days’ prior written notice, redeem all the Warrants at five cents ($.05) per Warrant, provided however, that before any such call for redemption of Warrants can take place the closing sale price of the Common Stock as quoted on Nasdaq or, if such shares are not quoted on Nasdaq, on the principal market on which such shares shall then be trading, shall have, for each of the ten (10) consecutive trading days ending on the third (3rd) day prior to the date on which the notice contemplated by (b) and (c) below is given, equaled or exceeded $6.45 per share (subject to adjustment in the event of any stock splits or other similar events as provided in Section 5 hereof); provided that the Company shall not have the right to give notice of redemption or to redeem the Warrants unless a Registration Statement under the Investor Rights Agreement covering all the Underlying Securities shall be effective at the time of the notice and the Redemption Date, as defined below.

14.2. The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, which shall in no event be less than ten (10) business days after the date of mailing of such notice, (iii) the place where the Warrant shall be delivered and the redemption price shall be paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

14.3. Any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. The redemption price payable to the Holders shall be mailed to such persons at their addresses of record.

15. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

16. Warrant Agent. The Company may, by written notice to each Holder of a Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing Common Stock (or Other Securities) upon the exercise of the Warrants pursuant to Section 3, exchanging Warrants pursuant to Section 13, redeeming warrants pursuant to Section 14, and replacing Warrants pursuant to Section 15, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

17. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

18. Negotiability, etc. Subject to Section 2 above, this Warrant is issued upon the following terms, to all of which each Holder or owner hereof by the taking hereof consents and agrees:

(a) subject to the provisions hereof, title to this Warrant may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

(b) subject to the foregoing, any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

(c) until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

19. Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to the Company.

20. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

21. Assignability. Subject to Section 2 hereof, this Warrant is fully assignable at any time.

Dated: February 23, 2004

LIGHTPATH TECHNOLOGIES, INC.

By:
Name:
Title:

Attest:

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: LIGHTPATH TECHNOLOGIES, INC.

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, shares of Common Stock of LightPath Technologies, Inc. (the “Exercise Shares”), and herewith makes payment therefor:

(i) of $        *        or

(ii) by surrender of the number of Warrants included in the within Warrant required for full exercise pursuant to Section 3.3 of the Warrant,

and requests that the certificates for the Exercise Shares be issued in the name of, and delivered to,                     , whose address is                     . The undersigned is acquiring the Exercise Shares issuable upon the exercise of this Warrant for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that the undersigned would constitute an “underwriter” under the Securities Act, other than pursuant to an effective registration statement under the Securities Act. The undersigned acknowledges that the Exercise Shares may not be sold by the undersigned without registration under the Securities Act or an exemption therefrom.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

(Address)

*	Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

FORM OF ASSIGNMENT

(To be signed only upon transfer of Warrant)

For value received, the undersigned hereby sells, assigns and transfers unto                      the right represented by the within Warrant to purchase                      of Common Stock of LightPath Technologies, Inc. to which the within Warrant relates, and appoints                              Attorney to transfer such right on the books of LightPath Technologies, Inc. with full power of substitution in the premises. The Warrant being transferred hereby is one of the Warrants issued by LightPath Technologies, Inc. as of                     , 2004 to purchase an aggregate of 110,000 shares of Common Stock.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

(Address)

Signature guaranteed by a Bank or Trust Company having its principal office in New York City or by a Member Firm of the New York or American Stock Exchange